EXHIBIT 3.2


                                     BYLAWS

                                       OF

                          MERCURY WASTE SOLUTIONS, INC.


                                     ARTICLE
                                       1
                             OFFICES, CORPORATE SEAL
                        AND SHAREHOLDER CONTROL AGREEMENT

         SECTION 1.1 Registered and Other Offices. The registered office of the Corporation in Minnesota shall be as set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The Corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

         SECTION 1.2 Corporate Seal. If so directed by the Board of Directors by resolution, the Corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation. The seal need only include the word "seal", but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

         SECTION 1.3 Shareholder Control or Voting Agreement. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control or voting agreement, whenever adopted, such shareholder control or voting agreement shall govern.


                                    ARTICLE 2
                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1 Time and Place of Meetings. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chairman of the Board, except that a regular or special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.

         SECTION 2.2 Regular Meetings. At any regular meeting of the shareholders, there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation. Regular meetings may be held no more frequently than once per year.

         SECTION 2.3 Demand by Shareholders. Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively. If a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three (3) percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or the chief financial officer of the Corporation. A shareholder or shareholders holding ten (10) percent or more of the voting power of all shares entitled to vote may demand a special meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the Corporation and containing the purposes of the meeting. Within thirty (30) days after receipt of the demand by one of those officers, the Board shall cause a regular or special meeting of shareholders, as applicable, to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the Corporation. If the Board fails to cause a regular or special meeting, as applicable, to be called and held as required herein, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Minnesota Statutes, Section 302A.435, all at the expense of the Corporation. The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the Corporation, unless all of the shareholders have waived notice of the meeting in accordance with Minnesota Statutes, Section 302A.435.

         SECTION 2.4 Quorum; Adjourned Meetings. The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum; provided, however, that any action by the shareholders shall require the affirmative vote of a majority of the voting power of the shareholders present and entitled to vote, which must also constitute a majority of the required quorum, unless a larger proportion or number of votes is required by the Articles of Incorporation or by statute. In case a quorum shall not be present in person or by proxy at a meeting, those present in person or by proxy may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present in person or by proxy, a meeting may be adjourned from time to time without notice, other than announcement at the meeting. At adjourned meetings at which a quorum is present in person or by proxy, any business may be transacted at the meeting as originally noticed.

         SECTION 2.5 Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

         SECTION 2.6 Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. Notice of regular meetings of shareholders shall be given at least fourteen (14), but not more than sixty (60) days before the date of the meeting. Notice of special meetings of shareholders may be given upon not less than five (5) nor more than sixty (60) days, except that written notice of a meeting at which an agreement of merger is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

         SECTION 2.7 Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         SECTION 2.8 Authorization Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

         SECTION 2.9 Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.


                                    ARTICLE 3
                                    DIRECTORS

         SECTION 3.1 General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         SECTION 3.2 Number, Qualifications and Term of Office. The initial Board of Directors shall consist of three (3) persons. The Board of Directors may, however, increase or decrease the number of directors and fill the vacancy or vacancies created thereby. If the number of directors has been increased by the Board of Directors as provided herein, then at the next succeeding meeting of shareholders at which directors are elected, the number of directors to be elected shall be such increased number. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of the shareholders next held after his election, until his successor shall have been elected and shall qualify, or until he shall resign or shall have been removed. No person (other than a person nominated by or on behalf of the Board) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than thirty (30) days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

         SECTION 3.3 Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the Corporation, except as may be otherwise unanimously agreed to, either orally, in writing or by attendance. Special or regular meetings of the Board of Directors may be called by the Chairman, the President or the Secretary, upon not less than twenty-four (24) hours notice. Any director may call a Board meeting by giving not less than five (5) business days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, telecopy or by personal service. If the meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         SECTION 3.4 Waiver of Notice. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         SECTION 3.5 Quorum. A majority of the directors currently holding office is a quorum for the transaction of business.

         SECTION 3.6 Vacancies. Vacancies on the Board resulting from the death, resignation or removal of a director, or by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

         SECTION 3.7 Committees. The Board may by resolution establish committees in the manner provided by law. Committee members need not be directors.

         SECTION 3.8 Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of, or against, the proposal and shall be entered in the minutes or other record of action of the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.


                                    ARTICLE 4
                                    OFFICERS

         SECTION 4.1 Number. The officers of the Corporation shall consist of a President, Chief Executive Officer, Treasurer, Vice President and Secretary. The Board may elect or appoint any other officers it deems necessary for the operation and management of the Corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office as determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person. If specific persons have not been elected as President or Secretary, the chief executive officer may execute instruments or documents in those capacities. If a specific person has not been elected to the office of Treasurer, the chief financial officer may sign documents or instruments in that capacity.

         SECTION 4.2 President. The President shall:

                  (a) Have general active management of the business of the Corporation;

                  (b) Together with the Chief Executive Officer, see that all orders and resolutions of the Board are carried into effect;

                  (c) Together with the Chief Executive Officer, sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Bylaws or by the Board to some other officer or agent of the Corporation; and

                  (d) Perform such other duties as are prescribed by the Board of Directors or by statute.

         SECTION 4.3 Chief Executive Officer. The Chief Executive Officer shall:

                  (a) Preside at all meetings of the shareholders and Board of Directors;

                  (b) Together with the President, see that all orders and resolutions of the Board are carried into effect;

                  (c) Together with the President, sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Bylaws or by the Board to some other officer or agent of the Corporation; and

                  (d) Perform such other duties as are prescribed by the Board of Directors or by statute.

         SECTION 4.4 Treasurer. The Treasurer shall:

                  (a) Keep accurate financial records for the Corporation;

                  (b) Deposit all money, drafts and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board;

                  (c) Endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor;

                  (d) Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board;

                  (e) Render to the President, Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Treasurer and of the financial condition of the Corporation; and

                  (f) Perform such other duties as may be prescribed from time to time by the Board of Directors, by the President, by the Chief Executive Officer or by statute.

         SECTION 4.5 Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of shareholders and directors. The Secretary shall also perform such other duties as may, from time to time, be prescribed by the Board of Directors or the President.

         SECTION 4.6 Election and Term of Office. The Board of Directors shall from time to time elect a President, Chief Executive Officer, Vice President, Treasurer and Secretary and any other officers or agents the Board deems necessary. Such officers shall hold office until they are removed or their successors are elected and qualified.

         SECTION 4.7 Delegation of Authority. An officer elected or appointed by the Board may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

         SECTION 4.8 Compensation of Officers. An officer shall be entitled only to such compensation as shall be established by written contract or agreement duly approved by or on behalf of the Corporation, or established or approved by resolution of the Board of Directors. Absent such written contract, agreement or resolution of the Board of Directors, no officer shall have a cause of action against the Corporation to recover any amount due or alleged to be due as compensation for services in his or her capacity as an officer of the Corporation.


                                    ARTICLE 5
                            SHARES AND THEIR TRANSFER

         SECTION 5.1 Certificates for Shares. Every shareholder of this Corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates shall be numbered in the order in which they are issued and shall be signed by the President and Secretary of the Corporation; provided, however, that when the certificate is signed by a transfer agent or registrar, the signatures of any of such officers upon the certificate may be facsimiles, engraved or printed thereon, if authorized by the Board of Directors. Such certificate shall also have typed or printed thereon such legend as may be required by any shareholder control agreement. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled.

         SECTION 5.2 Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, the shareholder's legal representative or the shareholder's duly authorized attorney in fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name or names the shares are registered on the books of the Corporation.

         SECTION 5.3 Lost Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a sufficient indemnity bond, in form, in an amount and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.


                                    ARTICLE 6
                                 INDEMNIFICATION

         SECTION 6.1 Indemnification. The Corporation shall indemnify, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521, the following persons: (a) officers and former officers; (b) directors and former directors; and (c) members and former members of committees appointed or designated by the Board of Directors. The Corporation shall not be obligated to indemnify any other person or entity, except to the extent such obligation shall be specifically approved by resolution of the Board of Directors. This
Section 6.1 is for the sole and exclusive benefit of the persons designated herein and no person, firm or entity shall have any rights under this Section by way of assignment, subrogation or otherwise, and whether voluntarily, involuntarily or by operation of law.


                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.1 Gender References. All references in these Bylaws to a party in the masculine shall include the feminine and neuter.

         SECTION 7.2 Plurals. All references in the plural shall, where appropriate, include the singular and all references in the singular shall, where appropriate, be deemed to include the plural.


                                  CERTIFICATION

         I, Mark Stennes, do hereby certify that I am the duly elected, qualified or acting Secretary of Mercury Waste Solutions, Inc., a corporation organized under the laws of the State of Minnesota, and that the foregoing is a true and correct copy of the Bylaws adopted by written consent of the Board of Directors of said corporation effective January _____, 1996.




                                       -----------------------------------
                                       Mark Stennes, Secretary